                                                                    EXHIBIT 12.1


                                  CARSON, INC.
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                               Predecessor
                                              ---------------------------------------

                                                   March 31,              April 1 to
                                              ----------------------    August 22,

                                               1993      1994(b)   1995      1995
                                              ---------------------------------------


Earnings
  Pre tax income (loss)                       7,540     4,187     8,862      6,177
  Interest expense                              115        97       136         56
  Amortization of debt issue costs                0         0         0          0
                                              -----     -----     -----      -----
                                              7,655     4,284     8,998      6,233

Fixed charges:
  Interest expense                              115        97       136         56
  Amortiztaion of debt issue costs                0         0         0          0
                                              -----     -----     -----      -----
                                                115        97       136         56
Ratio of earnings to fixed charges             66.6      44.2      66.2      111.3
                                              =====     =====     =====      =====

                                      ----------------------------------------
                                                               Company
                                      ----------------------------------------
                                                          Transition Period
                                      August 23, 1995      From  April 1, 1995
                                       to March 31,         to December 31,
                                       1996(b)                  1996
                                      --------------      --------------------

Earnings
  Pre tax income (loss)                 2,381                (1,529)
  Interest expense                      4,487                 4,545
  Amortization of debt issue costs        318                   337
                                        -----                ------
                                        7,186                 3,353

Fixed charges:
  Interest expense                      4,487                 4,545
  Amortiztaion of debt issue costs        318                   337
                                        -----                ------
                                        4,805                 4,882
Ratio of earnings to fixed charges        1.5                   0.7
                                        =====                ======


                                       Nine Months       Nine Months
                                      September 30,      September 30,
                                             1996           1997
                                     ------------------------------------
Earnings
  Pre tax income (loss)                      (2,285)          7,751
  Interest expense                            5,523           3,924
  Amortization of debt issue costs            1,088             387
                                             ------           -----
                                              4,326          12,062

Fixed charges:
  Interest expense                            5,523           3,924
  Amortiztaion of debt issue costs            1,088             387
                                             ------           -----
                                              6,611           4,311
Ratio of earnings to fixed charges              0.7             2.8
                                             ======           =====

                                        Pro forma           Pro forma
                                        9 Months            9 Months
                                         ended               ended
                                        December 31,       September 30,
                                          1996                1997
                                        ---------          -----------

Earnings

  Pre tax income (loss)                    582               5,310
  Interest Expense                       7,840               7,830
  Amortization of debt issue costs         511                 511
                                        ------              ------
                                         8,933              13,651

Fixed Charges:

  Interest Expense                       7,840               7,830
  Amortization of debt issue costs         511                 511
                                        ------              ------
                                         8,351               8,341

Ratio of earnings to fixed charges         1.1                 1.6
                                        ======              ======